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                                                                    Exhibit 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 30, 2000, accompanying the consolidated financial statements included in the Annual Report of Halsey Drug Co., Inc. on Form 10-K for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statement of Halsey Drug Co., Inc. on Form S-8 (File NO. 33-98396, effective October 19,
1995).

/S/ GRANT THORNTON LLP
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GRANT THORNTON LLP


New York, New York
April 14, 2000